Exhibit 99.1

NEWS RELEASE FOR IMMEDIATE RELEASE	Lisa K. Klinger Vice President — Treasurer and Investor Relations (972) 409-1528

klingerl@michaels.com
MICHAELS STORES REPORTS SOLID FOURTH QUARTER SALES PERFORMANCE
AND PROVIDES EARNINGS GUIDANCE AND 2006 OUTLOOK
Total Sales for fourth quarter increase 7.2%;
Company reports accounting changes/refinements;
Total 2006 sales expected to increase 8.5% over fiscal 2005;
IRVING, Texas — February 2, 2006 — Michaels Stores, Inc. (NYSE:MIK) reported today that total sales for the fourth quarter were $1.270 billion, a 7.2% increase over last year’s fourth quarter sales of $1.185 billion. Same-store sales for the quarter increased 2.4% on a 2.2% increase in average ticket and a 0.2% increase in transactions. Fiscal 2005 sales of $3.676 billion increased 8.3% from $3.393 billion in fiscal 2004. Same-store sales for fiscal 2005 were up 3.6% over fiscal 2004 on a 0.5% increase in transactions, a 2.7% increase in average ticket, and a 0.4% increase in custom frame deliveries. A favorable Canadian currency translation added approximately 0.2% to the average ticket increase for the fourth quarter and approximately 0.4% for the fiscal year.
Michaels stores’ domestic same-store sales for the fourth quarter were strongest in the Southeast, Southwest, and Pacific regions of the country. The best performing categories included Jewelry & Beads, Candles & Bakeware, Kids Crafts, Art, and Frames.
Continued Performance Improvement
Michael Rouleau, President and Chief Executive Officer, said, “Overall, we are pleased with our performance for the fourth quarter. We were able to generate a comparable store sales increase of 2.4% on top of last year’s 6.7% increase, despite the softening demand for yarn. A number of categories, including Jewelry & Beads, Bakeware, and Kids Crafts performed very well on continued solid consumer demand, our strong merchandise offerings, and our effective marketing during the quarter.”
Mr. Rouleau also stated, “Consumers shopped late during this competitive holiday season, with several events negatively impacting our gross margin performance during the fourth quarter. These included a more promotional pricing environment over the Thanksgiving weekend and later sell-through on our

8000 BENT BRANCH DRIVE · IRVING, TEXAS 75063
(972) 409-1300

Christmas seasonal merchandise. In addition, we took earlier markdowns on our planned 2006 merchandise resets and we accelerated the clearance of certain fashion yarns. However, with solid cost control efforts during the quarter, we were able to partially offset some of these fourth quarter gross margin issues.”
Mr. Rouleau continued, “As a result of our successful sell down of Christmas merchandise, the re-assortment in fashion yarn, and improved utilization of our inventory management systems, we enter fiscal 2006 in an excellent inventory position. Our overall inventory quality is very good and our average inventory per store is down an estimated 2% versus the prior year, on top of our fiscal 2004 reduction of 3% versus fiscal 2003. Also, many of our 2005 merchandise reset categories, including Frames, Floral, Jewelry & Beads, Seasonal, Kids Crafts, and Apparel Crafts demonstrated appreciable growth in January as we finished the year. We have exciting merchandise resets planned for next year, which should further accelerate our sales performance.”
Mr. Rouleau concluded, “We expect fiscal 2005 to be our ninth year of record operating results with industry leading financial returns. We also believe we are extremely well-positioned to expand our market share during fiscal 2006. We enter the year with an aggressive store opening, relocation and remodel program, a very strong management team, an effective infrastructure and a strong focus on enhancing our merchandise offerings. However, we do expect a softening of consumer interest in fashion yarn to dampen comparable store sales during the first quarter of fiscal 2006, with a more limited impact expected in the second quarter. Importantly, our financial condition is strong; we are forecasting to end fiscal 2005 with over $400 million in cash and short-term investments and no debt after returning over $235 million to shareholders in the form of share repurchases and dividends and expending $209 million to redeem our Senior Notes ahead of schedule during the year. We are confident in our direction and believe we are well-positioned to deliver our tenth consecutive year of record operating performance in fiscal 2006.”
Accounting Changes
Transition to Cost Accounting
As indicated on November 22, 2005, the Company has changed its method of accounting for merchandise inventories from its prior retail inventory method to the weighted average cost method to provide greater visibility to our cost of sales and enable better analysis of our business performance. The weighted average cost method utilizes the Company’s newly available perpetual inventory records to value inventories at the lower of cost or market on a store-level by SKU basis.
With the adoption of the weighted average cost method of accounting for inventory in the fourth quarter, the cumulative effect of the change in accounting principle will be recorded as of the beginning of fiscal 2005. The Company currently estimates that inventory balances as of the beginning of fiscal 2005 will be approximately $798 million on the weighted average cost method; approximately $138 million lower than the inventory balance reported under the Company’s retail inventory method. The cumulative effect of this change in accounting on the opening fiscal 2005 financial statements is currently estimated at approximately $86 million after-tax, or approximately $0.62 per diluted share, and will be reflected in the first quarter of 2005. The non-cash reduction in the inventory balance is due to the change in accounting principle and is not an indication of an inventory impairment as the underlying retail value of the Company’s inventories is not affected by this accounting change.

8000 BENT BRANCH DRIVE · IRVING, TEXAS 75063
(972) 409-1300

The change in the Company’s accounting method for merchandise inventory will also impact cost of goods sold for fiscal 2005. Cost of goods sold under the weighted average cost method is expected to be approximately $15 million higher on a pre-tax basis than under the retail inventory method, or approximately $0.07 per diluted share on an after-tax basis. Although the estimated annual impact on cost of goods sold under the weighted average cost method related to the Company’s retail method is minimal, the estimated quarterly variations are more significant due to the averaging convention inherent in the retail inventory method. Preliminary pro forma annual and quarterly amounts for fiscal 2005 are included on Supplemental Schedule I. The impact of this accounting change will be reflected in the Company’s results of operations reported in its year-end earnings press release and Annual Report on Form 10-K. Pro Forma information comparing both methods will also be presented in the year-end earnings release and Annual Report on Form 10-K.
Adoption of SFAS No. 123(R)
The Company has also elected to early adopt SFAS No. 123(R), Share-Based Payments, in the fourth quarter of fiscal 2005. This accounting standard requires all share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on their fair value over the requisite service period. The Company will apply the provisions of the modified retrospective transition method as permitted by SFAS No. 123(R) from the beginning of fiscal 2005. As a result, the Company will record compensation expense for unvested awards based on the amounts previously determined for pro forma disclosure under SFAS No. 123, Accounting for Stock-Based Compensation, for the first three quarters of fiscal 2005. The Company is expecting to record compensation expense related to share-based payments totaling approximately $29 million on a pre-tax basis, or $0.13 per diluted share on an after-tax basis, for fiscal 2005. The preliminary pro forma annual and quarterly adjustments required for fiscal 2005 are included on Supplemental Schedule I.
Refinement of Cost Deferral and Entitlement Recognition
As a result of the Company’s reviews and analyses related to its transition to cost accounting, the Company has made certain refinements to its calculation for deferring costs related to preparing inventory for sale (“cost deferral”) and for vendor allowance (“entitlement”) recognition. The Company currently expects to implement these refinements by recording a non-cash, cumulative adjustment in the fourth quarter of fiscal 2005 of approximately $12.5 million ($7.8 million net of tax), or $0.06 per diluted share on an after-tax basis, related to prior years, and will record an estimated incremental charge of $10.5 million ($6.5 million net of tax), or $0.05 per diluted share on an after-tax basis, related to fiscal 2005. Of the $0.06 reduction in diluted earnings per share related to prior years, we estimate that no amounts are attributable to fiscal 2004, approximately $0.01 is attributable to fiscal 2003, and the remaining $0.05 is attributable to periods prior to fiscal 2003. Of the $0.05 diluted earnings per share related to fiscal 2005, we estimate that $0.03 relates to the fourth quarter, $0.01 is attributable to the third quarter and $0.01 is attributable to the second quarter. Currently, the Company expects to record the total cumulative adjustment of $23.0 million, or $0.10 per diluted share on an after-tax basis, in the fourth quarter of fiscal 2005. All amounts presented are preliminary and may change significantly. The estimated effects of these refinements are reflected as a fourth quarter item in Supplemental Schedule I.
Business Outlook
Estimated Fiscal 2005 Results
Fiscal 2005 results will be reported using the weighted average cost method of accounting for inventory, including the impact of expensing stock options under SFAS No. 123(R) and reflecting the accounting refinements for cost deferrals and entitlements. Fiscal 2005 diluted earnings per share before cumulative

8000 BENT BRANCH DRIVE · IRVING, TEXAS 75063
(972) 409-1300

effect of accounting change is currently estimated to be approximately $1.50. Fiscal 2005 diluted earnings per share after the cumulative effect of accounting change is estimated to be approximately $0.88. Fourth quarter fiscal 2005 diluted earnings per share is expected to be approximately $0.82.
Due to the significant accounting changes and refinements (the “accounting items”) reflected in estimated fourth quarter and estimated full year fiscal 2005 results, the Company believes it is appropriate and helpful to investors and stockholders to exclude these items for comparison of estimated fiscal 2005 results with fiscal 2004 results in order to provide an appropriate indication of the underlying operational performance of the Company in fiscal 2005. Supplemental Schedule I sets forth reconciliations of estimated pro forma fiscal 2005 results, excluding the accounting items, with estimated 2005 results on a GAAP basis. Supplemental Schedule II also provides a comparison of fiscal 2005 to fiscal 2004 operating results as reported and to our projected 2006 operating results. Supplemental Schedule III provides a comparison of fourth quarter fiscal 2005 to fourth quarter 2004 operating results as reported.
For the fourth quarter of fiscal 2005, diluted earnings per share excluding accounting items, (“Pro Forma Diluted Earnings per Share”), for the quarter is expected to be approximately $0.85, consistent with previous guidance ranging from $0.83 to $0.87. This would represent an increase of approximately 13% over the prior year fourth quarter diluted earnings per share of $0.75. For fiscal 2005, Pro Forma Diluted Earnings per Share for fiscal 2005 is estimated at $1.80, representing growth of approximately 24% over fiscal 2004 diluted earnings per share of $1.45.
Note that fiscal 2005 annual and fourth quarter amounts are estimates and may change significantly as the Company completes its fiscal year-end financial reporting process.
Fiscal 2006 Outlook
Fiscal 2006 results will be reported using the weighted average cost method of accounting for merchandise inventory and will reflect stock option expense consistent with fiscal 2005 reporting. Note that the Company uses the 4-5-4 weekly calendar convention to report results and that fiscal 2006 represents a 53-week year for the Company.
Total sales for fiscal 2006 are expected to increase by 8.5% over fiscal 2005 driven by a forecasted comparable store sales increase of approximately 3%, new store sales growth of 4%, and an estimated 1.5% increase for the additional week of business in fiscal 2006. Additionally, comparable store sales are expected to accelerate throughout fiscal 2006. Comparable store sales are expected to be flat to up 1% in the first quarter, to increase 2% to 3% in the second quarter, to be up 3% to 4% in the third quarter, and to increase approximately 4% in the fourth quarter of fiscal 2006.
For fiscal 2006, the Company expects operating margin to expand approximately 150 to 170 basis points over the fiscal 2005 estimated operating margin of approximately 9.5%, driven by both gross margin expansion and selling, general and administrative expense leverage. Operating income is expected to range from $435 to $445 million, an increase of approximately 26% to 29% over estimated 2005 operating income of approximately $346 million. Net income for 2006 is estimated to range from $275 to $285 million, a 32% to 37% increase over estimated fiscal 2005 net income before the cumulative effect of accounting change of $208 million. Diluted earnings per share is currently expected to range from $2.00 to $2.05, representing a 33% to 37% increase over the estimated comparable fiscal 2005 diluted earnings per share of approximately $1.50 before the cumulative effect of accounting change.

8000 BENT BRANCH DRIVE · IRVING, TEXAS 75063
(972) 409-1300

Other Matters
The Company also announced that it has repurchased 2,102,700 shares of the Company’s common stock during the fourth quarter of fiscal 2005 at an average price, including commissions, of $33.91 per share. In fiscal 2005, the Company has repurchased 5,415,397 shares at an average price, including commissions, of $35.16 for a total cost in excess of $190 million. As of February 2, 2006, under its repurchase plans, the Company is authorized to repurchase approximately 4.5 million additional shares plus such shares as may be repurchased with proceeds from the future exercise of options outstanding under its 2001 General Stock Option Plan.
The Company will host a conference call today, February 2, 2006 at 4:00 p.m. CT to discuss its sales results and accounting changes and refinements. Those who wish to participate in the call may do so by dialing 888-889-5602. Any interested party will also have the opportunity to access the call via the Internet at www.michaels.com. To listen to the live call, please go to the website at least fifteen minutes early to register and download any necessary audio software. For those who cannot listen to the live broadcast, a recording will be available for 30 days after the date of the event. Recordings may be accessed at www.michaels.com or by phone at 877-519-4471, PIN 7000163.
The Company also plans to release its fourth quarter and full year fiscal 2005 earnings results and its outlook for fiscal 2006 on Wednesday, March 8, 2006, and will conduct a conference call at 4:00 p.m. CT on that date, hosted by Michaels Stores President and CEO, Michael Rouleau, and Executive Vice President and Chief Financial Officer, Jeffrey Boyer. Those who wish to participate in the call may do so by dialing 973-633-6740. Any interested party will also have the opportunity to access the call via the Internet at www.michaels.com. To listen to the live call, please go to the website at least fifteen minutes early to register and download any necessary audio software. For those who cannot listen to the live broadcast, a recording will be available for 30 days after the date of the event. Recordings may be accessed at www.michaels.com or by phone at 973-341-3080, PIN 5446636.
Michaels Stores, Inc. is the world’s largest specialty retailer of arts, crafts, framing, floral, wall décor, and seasonal merchandise for the hobbyist and do-it-yourself home decorator. As of February 2, 2006, the Company owns and operates 891 Michaels stores in 48 states and Canada, 166 Aaron Brothers stores, 11 Recollections stores and four Star Wholesale operations.
This document may contain forward-looking statements that reflect our plans, estimates, and beliefs. Any statements contained herein (including, but not limited to, statements to the effect that Michaels or its management “anticipates,” “plans,” “estimates,” “expects,” “believes,” and other similar expressions) that are not statements of historical fact should be considered forward-looking statements and should be read in conjunction with our consolidated financial statements and related notes in our Annual Report on Form 10-K for the fiscal year ended January 29, 2005, and in our Quarterly Reports on Form 10-Q for the quarters ended April 30, 2005, July 30, 2005 and October 29, 2005. Specific examples of forward-looking statements include, but are not limited to, forecasts of same-store sales growth, operating income, cumulative effect of change in accounting principle, estimates of the impact of the weighted average cost method of accounting for inventory relative to our current retail inventory method, net income, and diluted earnings per share. Our actual results could differ materially from those discussed in these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: our ability to remain competitive in the areas of merchandise quality, price, breadth of selection, customer service, and convenience; our ability to anticipate and/or react to changes in customer demand; changes in consumer confidence; unexpected consumer responses

8000 BENT BRANCH DRIVE · IRVING, TEXAS 75063
(972) 409-1300

to promotional programs; unusual weather conditions; the execution and management of our store growth and the availability of acceptable real estate locations for new store openings; the effective maintenance of our perpetual inventory and automated replenishment systems and related impacts to inventory levels; delays in the receipt of merchandise ordered from our suppliers due to delays in connection with either the manufacture or shipment of such merchandise; transportation delays (including dock strikes and other work stoppages); changes in political, economic, and social conditions; commodity, energy and fuel cost increases, currency fluctuations, and changes in import duties; our ability to maintain the security of electronic and other confidential information; our ability to establish effective internal controls over financial reporting for inventories and cost of sales under our proposed weighted average cost method; financial difficulties of any of our insurance providers, key vendors, or suppliers; and other factors as set forth in our Annual Report on Form 10-K for the fiscal year ended January 29, 2005, particularly in “Critical Accounting Policies and Estimates” and “Risk Factors,” and in our other Securities and Exchange Commission filings. We intend these forward-looking statements to speak only as of the time of this release and do not undertake to update or revise them as more information becomes available.
This press release is also available on the Michaels Stores, Inc. website (www.michaels.com).

8000 BENT BRANCH DRIVE · IRVING, TEXAS 75063
(972) 409-1300

Supplemental Schedule I
Michaels Stores, Inc.
Estimated Effect of Accounting Changes/Refinements — Quarter Detail
(Unaudited)
The Company’s fiscal 2005 results will include the impact of the transition to weighted average cost accounting, stock option expensing under SFAS No. 123(R) and the refinement of inventory cost deferral and entitlement recognition. Pro Forma Net Income - Retail Method Before Accounting Items and its related Pro Forma Diluted Earnings per Share are not measures of performance calculated in accordance with generally accepted accounting principles (“GAAP”). Pro Forma Net Income — Retail Method Before Accounting Items and Pro Forma Diluted Earnings per Share should not be considered in isolation of, or as a substitute for, the GAAP financial measures Net Income or Diluted Earnings per Share, respectively, as indicators of the Company’s performance.
The Company believes it is appropriate and helpful to investors and stockholders to exclude the impact of the transition to weighted average cost accounting, stock option expensing under SFAS No. 123(R) and the refinement of inventory cost deferral and entitlement recognition for comparison of (i) estimated fourth quarter of fiscal 2005 results with fourth quarter of fiscal 2004 results and (ii) estimated fiscal 2005 results with fiscal 2004 results in order to provide investors with a view of the Company’s operating performance in a manner similar to the method used by management to track operating performance from period to period and improve an investor’s ability to understand underlying trends in the Company’s operating performance in the fourth quarter and full year fiscal 2005.
As the Company uses Pro Forma Net Income — Retail Method Before Accounting Items and its related Pro Forma Diluted Earnings per Share as measures of performance in this sales release, the following table reconciles these measures to Net Income and Diluted Earnings per Share, respectively, the most directly comparable financial measures calculated and reported in accordance with GAAP. Note that the following tables may not foot or crosscast due to rounding and differences in average weighted shares outstanding each period.

	Fiscal 2005
	Actual	Actual	Actual	Estimated	Estimated
	Quarter 1	Quarter 2	Quarter 3	Quarter 4(1)	Full Year(1)
	(In millions, except per share data)
Pro forma net income — Retail Method before accounting items(2)	$46.5	$30.8	$55.4	$116.6	$249.3
Pro forma diluted earnings per share	$0.33	$0.22	$0.40	$0.85	$1.80

Cost accounting adjustment — net of tax	6.8	(12.8)	(16.3)	13.2	(9.1)
Diluted earnings per share	0.05	(0.09)	(0.12)	0.10	(0.07)

SFAS No. 123(R) share-based payment impact — net of tax	(2.8)	(3.8)	(8.0)	(3.6)	(18.2)
Diluted earnings per share	(0.02)	(0.03)	(0.06)	(0.03)	(0.13)

Refinement of cost deferral and entitlement recognition — net of tax	—	—	—	(14.3)	(14.3)
Diluted earnings per share	—	—	—	(0.10)	(0.10)

Net income before cumulative effect of accounting change(3)	50.5	14.2	31.1	111.9	207.7
Diluted earnings per share	0.36	0.10	0.23	0.82	1.50

Cumulative effect of accounting change — net of tax(3)	(85.6)	—	—	—	(85.6)
Diluted Earnings per Share	(0.61)	—	—	—	(0.62)

Net income (loss)(3)	$(35.1)	$14.2	$31.1	$111.9	$122.1
Diluted earnings per share	$(0.25)	$0.10	$0.23	$0.82	$0.88

(1)	Quarter 4 and Full Year amounts are estimates and may change significantly as the Company completes its year-end financial reporting process.

(2)	Represents the Company’s previously reported results for Quarters 1 through 3 of fiscal 2005 and estimated Pro Forma Net Income using the retail inventory method before accounting items.

(3)	Represents quarterly and full year estimates of the Company’s operating results on a GAAP basis.

Supplemental Schedule II
Michaels Stores, Inc.
Estimated Effect of Accounting Changes/Refinements — Full Year
(Unaudited)
The Company’s fiscal 2005 results will include the impact of the transition to weighted average cost accounting, stock option expensing under SFAS No. 123(R) and the refinement of inventory cost deferral and entitlement recognition. Fiscal 2005 Retail Method (pro forma operating results using the retail method before accounting items) and its related diluted earnings per share are not measures of performance calculated in accordance with generally accepted accounting principles (“GAAP”). Fiscal 2005 Retail Method should not be considered in isolation of, or as a substitute for, the Company’s GAAP operating results (Fiscal 2005 Estimated Full Year) as indicators of the Company’s performance.
The Company believes it is appropriate and helpful to investors and stockholders to exclude the impact of the transition to weighted average cost accounting, stock option expensing under SFAS No. 123(R) and the refinement of inventory cost deferral and entitlement recognition for comparison of operating results for fiscal years 2004 and 2005 in order to provide investors with a view of the Company’s operating performance in a manner similar to the method used by management to track operating performance from period to period and improve an investor’s ability to understand underlying trends in the Company’s operating performance for those fiscal years.
The Company provided results of operations under the Fiscal 2005 Retail Method since it used this as a measure of operating performance in this sales release. Therefore, the Company provides the following table to reconcile these measures to estimated full year results of operations calculated and reported in accordance with GAAP.
Note that the following tables may not foot or crosscast due to rounding and differences in average weighted shares outstanding each period.

	Fiscal 2004	Fiscal 2005 (1)					Fiscal 2006
	Retail	Retail	Cost Acctg	SFAS 123(R)	Cost Deferral/	Estimated	Estimated
	Method	Method(2)	Impact	Impact	Entitlements	Full Year(3)	Full Year(4)
	(In millions, except per share data)
Net sales	$3,393	$3,676	$—	$—	$—	$3,676	$3,988
Cost of sales and occupancy expense	2,147	2,288	15	4	23	2,330	2,493
Selling, general and administrative and pre-opening expense	907	974	—	26	—	1,000	1,056

Operating income	340	413	(15)	(29)	(23)	346	439
Interest and other (income) and expense, net	16	11	—	—	—	11	(11)
Provision for income taxes	122	153	(6)	(11)	(9)	127	171

Net income before cumulative effect of accounting change	202	249	(9)	(18)	(14)	208	279
Cumulative effect of accounting change — net of tax	—	—	86	—	—	86	—

Net income after cumulative effect of accounting change	$202	$249	$(95)	$(18)	$(14)	$122	$279

Diluted earnings per share before cumulative effect of accounting change	$1.45	$1.80	$(0.07)	$(0.13)	$(0.10)	$1.50	$2.02

Diluted earnings per share after cumulative effect of accounting change	$1.45	$1.80	$(0.68)	$(0.13)	$(0.10)	$0.88	$2.02

(1)	Fiscal 2005 Full Year amounts are estimates and may change significantly as the Company completes its year-end financial reporting process.

(2)	Represents the Company’s estimated pro forma operating results using the retail inventory method before accounting items.

(3)	Represents full year estimates of the Company’s fiscal 2005 operating results on a GAAP basis.

(4)	Represents full year estimates of the Company’s fiscal 2006 operating results on a GAAP basis using weighted average cost accounting and including the impact of stock option expensing under SFAS No. 123(R).

Supplemental Schedule III
Michaels Stores, Inc.
Estimated Effect of Accounting Changes/Refinements — Quarter 4
(Unaudited)
The Company’s fiscal 2005 results will include the impact of the transition to weighted average cost accounting, stock option expensing under SFAS No. 123(R) and the refinement of inventory cost deferral and entitlement recognition. Quarter 4 Fiscal 2005 Retail Method (pro forma operating results using the retail method before accounting items) and its related diluted earnings per share are not measures of performance calculated in accordance with generally accepted accounting principles (“GAAP”). Quarter 4 Fiscal 2005 Retail Method should not be considered in isolation of, or as a substitute for, the Company’s GAAP operating results (Fiscal 2005 Estimated Quarter 4) as indicators of the Company’s performance.
The Company believes it is appropriate and helpful to investors and stockholders to exclude the impact of the transition to weighted average cost accounting, stock option expensing under SFAS No. 123(R) and the refinement of inventory cost deferral and entitlement recognition for comparison of operating results for the fourth quarter of fiscal years 2004 and 2005 in order to provide investors with a view of the Company’s operating performance in a manner similar to the method used by management to track operating performance from period to period and improve an investor’s ability to understand underlying trends in the Company’s operating performance for those quarters.
The Company provided results of operations under the Quarter 4 Fiscal 2005 Retail Method since it used this as a measure of operating performance in this sales release. Therefore, the Company provides the following table to reconcile these measures to estimated fourth quarter results of operations calculated and reported in accordance with GAAP.
Note that the following tables may not foot or crosscast due to rounding and differences in average weighted shares outstanding each period.

	Quarter 4
	Fiscal 2004	Quarter 4, Fiscal 2005(1)
	Retail	Retail	Cost Acctg	SFAS 123(R)	Cost Deferral/	Estimated
	Method	Method(2)	Impact	Impact	Entitlements	Quarter 4(3)
	(In millions, except per share data)
Net sales	$1,185	$1,270	$—	$—	$—	$1,270
Cost of sales and occupancy expense	752	797	(21)	1	23	800
Selling, general and administrative and pre-opening expense	266	286	—	5	—	291

Operating income	167	186	21	(6)	(23)	179
Interest and other (income) and expense, net	3	(2)	—	—	—	(2)
Provision for income taxes	61	71	8	(2)	(9)	69

Net income before cumulative effect of accounting change	103	117	13	(4)	(14)	112
Cumulative effect of accounting change — net of tax	—	—	—	—	—	—

Net income after cumulative effect of accounting change	$103	$117	$13	$(4)	$(14)	$112

Diluted earnings per share before cumulative effect of accounting change	$0.75	$0.85	$0.10	$(0.03)	$(0.10)	$0.82

Diluted earnings per share after cumulative effect of accounting change	$0.75	$0.85	$0.10	$(0.03)	$(0.10)	$0.82

(1)	Fiscal 2005 Quarter 4 amounts are estimates and may change significantly as the Company completes its year-end financial reporting process.

(2)	Represents the Company’s estimated pro forma operating results using the retail inventory method before accounting items.

(3)	Represents estimates of the Company’s Quarter 4 fiscal 2005 operating results on a GAAP basis.